                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 1, 2002
                           ---------------------------

                                 Citigroup Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                          1-9924                    52-1568099
   ---------------                    -----------            -------------------
   (State or other                    (Commission              (IRS Employer
   jurisdiction of                    File Number)           Identification No.)
   incorporation)



                    399 Park Avenue, New York, New York 10043
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (212) 559-1000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Citigroup Inc.
                           Current Report on Form 8-K

ITEM 5.  OTHER EVENTS.

Citigroup Inc. ("Citigroup") announced that it will distribute to Citigroup stockholders a total of 219,050,000 shares of class A common stock and 450,050,000 shares of class B common stock of Travelers Property Casualty Corp. ("Travelers").

The distribution will be payable on or about August 20, 2002 to Citigroup stockholders of record as of 5:00 p.m. Eastern Time on August 9, 2002.

Citigroup currently owns 269 million shares of Travelers class A common stock and 500 million shares of Travelers class B common stock, which represent approximately 76.9 percent of the total outstanding common stock of Travelers.

A press release announcing the distribution was issued on August 1, 2002, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

         EXHIBIT NUMBER

            99.1   Press Release, dated August 1, 2002, issued by Citigroup Inc.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 1, 2002                                CITIGROUP INC.


                                                      By: /S/  JOHN R. DYE
                                                        ------------------------
                                                      Name: John R. Dye
                                                      Title: Assistant Secretary

                                  EXHIBIT INDEX


         EXHIBIT NUMBER

           99.1    Press Release, dated August 1, 2002, issued by Citigroup Inc.